Exhibit 99.1


                   Badger Meter Reports Record First Quarter;
             Sales, earnings and earnings per share reach new highs


     MILWAUKEE--(BUSINESS WIRE)--April 19, 2006--Badger Meter, Inc. (AMEX:BMI) today reported record sales, earnings and earnings per share for the first quarter ended March 31, 2006.

     First Quarter Highlights

     -- Net sales were a record $61,036,000 for the first quarter of 2006, a 12.1% increase from sales of $54,432,000 for the first quarter of 2005.

     -- Net earnings were a record $4,231,000 for the first quarter of 2006, a 19.0% increase from earnings of $3,556,000 for the same period in the prior year.

     -- Diluted earnings per share were a record $0.59, a 15.7% increase from earnings of $0.51 per diluted share for the first quarter of 2005.

     "This was another record-breaking quarter for Badger Meter. First quarter sales were not only the highest of any first quarter, but were also the highest of any quarter in our history. In addition, first quarter earnings per share equaled the previous all-time high set in the second quarter of last year," said Richard A. Meeusen, chairman, president and chief executive officer of Badger Meter.
     "The strong first quarter performance was driven by our utility product line, which recorded double-digit increases in sales of residential and commercial water meters and systems. Overall, our utility products are benefiting from the continued growth in automatic meter reading (AMR) systems. Within this market, Orion(R), our proprietary radio-frequency mobile AMR system, has become the star in the industry," said Meeusen.
     Meeusen said the performance of the company's industrial product lines was comparable to the first quarter of last year, excluding the results of the operation in Nancy, France, which were again disappointing. "We are continuing to explore our options for the future of the French business," he said.
     "Gross margin dollars continued to improve in the first quarter, reflecting the positive impact of the increased Orion sales and higher sales of commercial water meters. We attribute Orion's strong acceptance in the market to the fact that it was designed specifically for the water utility industry, in which AMR electronics are exposed to more rigorous environmental conditions than electric or gas units. Orion offers a number of other features that meet utility customer needs including tamper and leak detection, data profiling and a unique compatibility with a variety of AMR systems and networks, such as WiFi systems and power line and broadband carriers," said Meeusen.
     "Because of its attractive benefits, many customers are selecting Orion over AMR products produced by other manufacturers. While Badger Meter continues to market other manufacturers' products, we expect the current trend of increasing Orion sales and decreasing sales of other manufacturers' products to continue in future quarters. Since the increasing Orion sales are more than offsetting the decline in these sales and because the proprietary Orion products have a higher gross margin, we do not expect the reduction in these sales to have a negative impact on our financial results," said Meeusen.
     "We are pleased with the strong start to 2006. We believe the continuing growth of automatic meter reading, combined with our innovative product line and strong industry reputation, will continue to be a successful combination for Badger Meter in the years ahead," he added.

     About Badger Meter

     Badger Meter is a leading marketer and manufacturer of flow measurement and control technology, developed both internally and with other companies, as well as the leader in providing digital connectivity to leading AMR technologies. Its products are used to measure and control the flow of liquids in a variety of applications.

     Certain statements contained in this news release, as well as other information provided from time to time by Badger Meter, Inc. (the "Company") or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. The words "anticipate," "believe," "estimate," "expect," "think," "should" and "objective" or similar expressions are intended to identify forward looking statements. All such forward looking statements are based on the Company's then current views and assumptions and involve risks and uncertainties that include, among other things:

     -- the continued shift in the Company's business from lower cost, local read meters toward more expensive, value-added automatic meter reading
          (AMR) systems;

     -- the success or failure of newer Company products, including the Orion(R) radio frequency mobile AMR system, the absolute digital encoder (ADE(TM)) and the Galaxy(R) fixed network AMR system;

     -- changes in competitive pricing and bids in both the domestic and foreign marketplaces, and particularly in continued intense price competition on government bid contracts for lower cost, local read meters;

     --   the actions (or lack thereof) of the Company's competitors;

     -- changes in the Company's relationships with its alliance partners, primarily its alliance partners that provide AMR connectivity solutions, and particularly those that sell products that do or may compete with the Company's products;

     -- changes in the general health of the United States and foreign economies, including housing starts in the United States and overall industrial activity;

     -- increases in the cost and/or availability of needed raw materials and parts, including recent increases in the cost of brass housings as a result of increases in the commodity prices for copper and zinc at the supplier level and resin as a result of increases in petroleum and natural gas prices;

     -- the ability to improve operating results for foreign markets that have experienced historical losses;

     -- changes in foreign economic conditions, particularly currency fluctuations between the United States dollar and the euro; and

     -- changes in laws and regulations, particularly laws dealing with the use of lead (which can be used in the manufacture of certain meters incorporating brass housings) and Federal Communications Commission rules affecting the use and/or licensing of radio frequencies necessary for AMR products.

     All of these factors are beyond the Company's control to varying degrees. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward looking statements and are cautioned not to place undue reliance on such forward looking statements. The forward looking statements made in this document are made only as of the date of this document and the Company assumes no obligation, and disclaims any obligation, to update any such forward looking statements to reflect subsequent events or circumstances.

     Badger Meter company news is available 24 hours a day, on-line at: http://www.badgermeter.com.


                               BADGER METER, INC.

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                          Three Months Ended March 31,

                                         2006             2005
                                         ----             ----

Net sales                             $61,036,000      $54,432,000

Gross margin                          $21,112,000      $19,355,000

Earnings before income taxes           $7,294,000       $6,028,000

Provision for income taxes             $3,063,000       $2,472,000

   Net earnings                        $4,231,000       $3,556,000

Earnings per share:

     Basic                                  $0.62            $0.53

     Diluted                                $0.59            $0.51

Shares used in computation of:

     Basic                              6,845,164        6,701,667

     Diluted                            7,151,279        6,940,676




                               BADGER METER, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS



                Assets                 March 31,      December 31,
                ------                   2006             2005
                                         ----             ----
                                      (unaudited)
Cash                                   $5,770,000       $4,403,000
Receivables                            34,919,000       30,450,000
Inventories                            32,936,000       31,970,000
Other current assets                    6,567,000        5,741,000
                                     ------------     ------------
         Total current assets          80,192,000       72,564,000

Net property, plant and equipment      44,318,000       43,870,000
Prepaid pension                        17,274,000       17,726,000
Other long-term assets                  5,260,000        5,127,000
Goodwill                                6,667,000        6,580,000
                                     ------------     ------------
         Total assets                $153,711,000     $145,867,000
                                     ============     ============

  Liabilities and Shareholders' Equity
  ------------------------------------

Short-term debt and current portion
 long-term debt                       $15,668,000      $16,278,000
Payables                               15,001,000       11,484,000
Accrued compensation and employee
 benefits                               4,633,000        6,436,000
Other liabilities                       6,569,000        5,388,000
                                     ------------     ------------
         Total current liabilities     41,871,000       39,586,000

Deferred income taxes                   6,589,000        6,584,000
Long-term employee benefits and other  11,188,000       10,921,000
Long-term debt                         15,675,000       15,360,000
Shareholders' equity                   78,388,000       73,416,000
                                     ------------     ------------
         Total liabilities and
          shareholders' equity       $153,711,000     $145,867,000
                                     ============     ============



     CONTACT: Badger Meter, Inc.
              Joan C. Zimmer, 414-371-5702